Subject to Completion Preliminary

Pricing Supplement dated April 13, 2011

Preliminary Pricing Supplement (To the Prospectus dated August 31, 2010 and the Prospectus Supplement dated August 31, 2010)	Filed Pursuant to Rule 424(b)(2) Registration No. 333-169119

Notes due May 1, 2014 Linked to the Performance of a Basket of Commodities

These Notes are linked to the performance of a basket of commodities (the “Basket”). Investors will also receive an annual interest payment on the Notes based on a fixed rate. If, on the basket final valuation date, the return on the Basket is positive, investors will receive (subject to issuer credit risk) 100% of their initial investment back, plus the principal amount multiplied by the basket return, subject to the maximum return. If, on the basket final valuation date, the level of the Basket is equal to the initial basket level or has declined from the initial basket level by 5% or less, investors will receive (subject to issuer credit risk) the principal amount of their notes, plus the principal amount multiplied by the basket return (which will be 0% or a negative percentage). If, on the basket final valuation date, the level of the Basket has declined by more than 5% percentage, investors will receive 95% of the principal amount of the Notes (subject to issuer credit risk). The principal is only 95% protected if the Notes are held to maturity.

Terms and Conditions

Issuer Barclays Bank PLC

Issue Date April 29, 2011

Basket Initial Valuation Date April 26, 2011

Basket Final Valuation Date April 28, 2014 *

Maturity Date May 1, 2014 *

Denominations $1,000 and integral multiples of $1,000 in excess thereof

Interest Rate 0.50% per annum paid annually

Maximum Return [25-32]%**

**Actual maximum return will be determined on the basket initial valuation date.

Principal Protection 95%

Commodity Return The performance of each commodity from its settlement price on the basket initial valuation date (“initial price”) to its settlement price on the basket final valuation date (“final price”) calculated as follows:

Initial Price – Final Price Initial Price

Initial Basket Level Set equal to 100 on the basket initial valuation date.

Final Basket Level 100 x [1 + the sum of the weighted commodity returns]

Basket Return Final Basket Level-Initial Basket Level

Initial Basket Level

Calculation Agent Barclays Bank PLC

CUSIP 06738KHG9

ISIN US06738KHG94

* Subject to postponement in the event of a market disruption event, as described in this preliminary pricing supplement.

Investing in these Notes involves a number of risks. See “Risk Factors” beginning on page S-5 of the accompanying prospectus supplement and “Selected Risk Considerations” in this preliminary pricing supplement.

Introduction

The Notes are senior unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Notes depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due and is not guaranteed by any third party. In the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes.

Basket

A weighted basket comprised of the following commodities as further described in this preliminary pricing supplement: Brent Crude (15%), Gasoline RBOB (10%), Heating Oil (10%), Copper (10%), Nickel (10%), Gold (10%), Corn (8.75%), Cotton (8.75%), Soybean (8.75%) and Sugar (8.75%).

Payoff Diagram***

*** This diagram is based on a number of assumptions that are set forth on page PPS-3 of this preliminary pricing supplement, and is included for illustrative purposes only. Any payment at maturity is subject to the creditworthiness of the issuer. This diagram excludes the interest payments.

Hypothetical Examples****

Final Basket Level Basket Return Payment at Maturity Total Return on Notes Final Basket Level Basket Return Payment at Maturity***** Total Return on Notes*****

155.00 55.00% $1,250.00 25.00% 92.00 -8.00% $950.00 -5.00%

145.00 45.00% $1,250.00 25.00% 90.00 -10.00% $950.00 -5.00%

135.00 35.00% $1,250.00 25.00% 80.00 -20.00% $950.00 -5.00%

130.00 30.00% $1,250.00 25.00% 70.00 -30.00% $950.00 -5.00%

125.00 25.00% $1,250.00 25.00% 60.00 -40.00% $950.00 -5.00%

120.00 20.00% $1,200.00 20.00% 50.00 -50.00% $950.00 -5.00%

115.00 15.00% $1,150.00 15.00% 40.00 -60.00% $950.00 -5.00%

110.00 10.00% $1,100.00 10.00% 30.00 -70.00% $950.00 -5.00%

107.50 7.50% $1,075.00 7.50% 20.00 -80.00% $950.00 -5.00%

105.00 5.00% $1,050.00 5.00% 10.00 -90.00% $950.00 -5.00%

103.00 3.00% $1,030.00 3.00% 0.00 -100.00% $950.00 -5.00%

102.00 2.00% $1,020.00 2.00%

100.00 0.00% $1,000.00 0.00%

97.00 -3.00% $970.00 -3.00%

95.00 -5.00% $950.00 -5.00%

**** These hypothetical examples are based on a number of assumptions, as set forth on page PPS-3 of this preliminary pricing supplement, and are included for illustrative purposes only.

*****Excludes interest payments.

The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying prospectus and prospectus supplement do not constitute an offer to sell these securities, and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Capped Return

95% Principal Protection

Basket Return Note Return

$[—] Notes due May 1, 2014 Linked to the Performance of a Basket of Commodities Global Medium-Term Notes, Series A, No. C-295

Terms used in this preliminary pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus supplement.

Issuer:	Barclays Bank PLC

Basket Initial Valuation Date:	April 26, 2011

Issue Date:	April 29, 2011

Basket Final Valuation Date:	April 28, 2014*

Maturity Date:	May 1, 2014* (resulting in a term to maturity of approximately 3 years)

Denominations:	Minimum denominations of $1,000, and integral multiples of $1,000 in excess thereof

Reference Asset:	A basket comprised of the following commodities (each a “basket component”, and together, the “basket components”) in weighted allocations:

Commodities	Bloomberg ticker symbol**	Weight	Initial Price
Brent Crude, as described under “Description of the Reference Asset” in this preliminary pricing supplement.	CO1 <Comdty>	15.00%	US$ [—]/ barrel
Gasoline RBOB, as described under “Reference Assets—Commodities—Settlement Price” in the prospectus supplement.	XB1 <Comdty>	10.00%	US$ [—]/ gallon
Heating Oil, as described under “Description of the Reference Asset” in the prospectus supplement.	HO1 <Comdty>	10.00%	US$ [—]/ gallon
Copper, as described under “Reference Assets—Commodities—Settlement Price” in the prospectus supplement.	LOCADY <Comdty>	10.00%	US$ [—]/ tonne
Nickel, as described under “Reference Assets—Commodities—Settlement Price” in the prospectus supplement.	LONIDY <Comdty>	10.00%	US$ [—]/ tonne
Gold, as described under “Description of the Reference Asset” in this preliminary pricing supplement.	GOLDLNPM <Comdty>	10.00%	US$ [—]/troy ounce
Corn, as described under “Description of the Reference Asset” in this preliminary pricing supplement.	C 1 <Comdty>	8.75%	US cents [—]/ bushel
Cotton, as described under “Description of the Reference Asset” in this preliminary pricing supplement.	CT1 <Comdty>	8.75%	US cents [—]/ pound
Soybean, as described under “Description of the Reference Asset” in this preliminary pricing supplement	S 1 <Comdty>	8.75%	US cents [—]/ bushel
Sugar, as described under “Description of the Reference Asset” in this preliminary pricing supplement.	SB1 <Comdty>	8.75%	US cents [—]/ pound

Interest Rate:	0.50% per annum

Interest Payment Dates:	April 30, 2012, April 29, 2013 and the stated maturity date., If the stated maturity date does not occur on May 1, 2014, the interest payment date scheduled on May 1, 2014 will occur on the stated maturity date, and the interest on your notes will accrue only to but excluding May 1, 2014.

Day Count Convention:	30/360

Business Day Convention:	Modified Following, unadjusted

Maximum Return:	25%-32%*** *** The actual maximum return on the Notes will be set on the basket initial valuation date and will not be less than 25%.

Payment at Maturity (excluding the final interest payment):

If the final basket level is greater than the initial basket level, you will receive a cash payment that provides you with a return per $1,000 principal amount Note equal to the basket return, subject to a maximum return on the Notes of 25.00%. For example, if the basket return is 25.00% or more, you will receive the maximum return on the Note of 25.00%, which entitles you to the maximum payment of $1,250.00 for every $1,000 principal amount Note that you hold. Accordingly, if the basket return is positive, your payment per $1,000 principal amount Note will be calculated as follows, subject to the maximum return:

$1,000 + [$1,000 × (Basket Return)]

If the Basket Return is less than or equal to 0% and equal to or greater than –5%, you will receive a cash payment that provides you with a return per $1,000 principal amount Note equal to the Basket Return.

If the Basket Return is less than -5%, you will receive 95% of the principal amount of your Notes. Accordingly, your payment at maturity per $1,000 principal amount of Notes would be $950.00.

Your principal is protected up to 95% only if you hold the Notes to maturity. Any payment on the Notes, including any repayment of principal, is subject to the creditworthiness of the Issuer and is not guaranteed by any third party. For a description of risks with respect to the ability of Barclays Bank PLC to satisfy its obligations as they come due, see “Credit of Issuer” in this preliminary pricing supplement.

Basket Return:	The performance of the reference asset from the initial basket level to the final basket level, calculated as follows: Final Basket Level – Initial Basket Level Initial Basket Level

Initial Basket Level:	Set equal to 100 on the basket initial valuation date.

Final Basket Level:

The final basket level will be calculated as follows:

100 × [1 + (Brent Crude return × 15%) + (Gasoline RBOB return × 10%) + (Heating oil return × 10%) + (Copper return × 10%) + (Nickel return × 10%) + (Gold return × 10%) + (Corn return × 8.75%) + (Cotton return × 8.75%) + (Soybean return × 8.75%) + (Sugar return × 8.75%)]

The returns set forth in the formula above reflect the performance of the basket components as described under “Commodity Return” below.

Commodity Return:

For each basket component, the performance of the basket component from its initial price to the final price, calculated as follows:

Final Price – Initial Price
Initial Price

Where,

Initial Price = the settlement price for each basket component which, in each case is the settlement price on the basket initial valuation date, determined as described under “Reference Asset” above.

Final Price = with respect to each basket component, the settlement price on the basket final valuation date, determined as described under “Reference Asset” above.

Calculation Agent:	Barclays Bank PLC

CUSIP/ISIN:	06738KHG9 and US06738KHG94

*	Subject to postponement in the event of a market disruption event and as described under “Reference Assets— Commodities —Market Disruption Events Relating to Securities with a Commodity as the Reference Asset” and “Reference Assets—Baskets—Market Disruption Events for Securities with the Reference Asset Comprised of a Basket of Multiple Indices, Equity Securities, Foreign Currencies, Interest Rates, Commodities, Any Other Assets or Any Combination Thereof” in the prospectus supplement.
**	For reference purposes only, the settlement prices of the basket components on the basket valuation date may be seen using the indicated Bloomberg tickers. However, if there is any discrepancy between the prices specified on Bloomberg and those determined by the calculation agent in accordance with the information set forth under “Reference Asset” above, the prices determined by the calculation agent shall prevail.

Investing in the Notes involves a number of risks. See “Risk Factors” beginning on page S-5 of the prospectus supplement and “Selected Risk Considerations” beginning on page PPS-7 of this preliminary pricing supplement.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this preliminary pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

	Price to Public	Agent’s Commission‡‡	Proceeds to Barclays Bank PLC
Per Note	100%	%	%
Total	$	$	$

‡‡	Barclays Capital Inc. will receive commissions from the Issuer equal to [TBD]% of the principal amount of the notes, or [$TBD] per $[1,000] principal amount, and may retain all or a portion of these commissions or use all or a portion of these commissions to pay selling concessions or fees to other dealers. Accordingly, the percentage and total proceeds to Issuer listed herein is the minimum amount of proceeds that Issuer receives.

You may revoke your offer to purchase the Notes at any time prior to the pricing as described on the cover of this preliminary pricing supplement. We reserve the right to change the terms of, or reject any offer to purchase the Notes prior to their issuance. In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this preliminary pricing supplement together with the prospectus dated August 31, 2010, as supplemented by the prospectus supplement dated August 31, 2010 relating to our Global Medium-Term Notes, Series A, of which these Notes are a part. This preliminary pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth under “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus dated August 31, 2010:

http://www.sec.gov/Archives/edgar/data/312070/000119312510201448/df3asr.htm

•	Prospectus Supplement dated August 31, 2010:

http://www.sec.gov/Archives/edgar/data/312070/000119312510201604/d424b3.htm

Our SEC file number is 1-10257. As used in this preliminary pricing supplement, the “Company,” “we,” “us,” or “our” refers to Barclays Bank PLC.

What is the Total Return on the Notes at Maturity Assuming a Range of Performance for the Basket?

The following table illustrates the hypothetical total return at maturity on the Notes. The “total return” as used in this preliminary pricing supplement is the number, expressed as a percentage, that results from comparing the payment at maturity per $1,000 principal amount Note to $1,000. The hypothetical total returns set forth below are for illustrative purposes only and may not be the actual total returns applicable to a purchaser of the Notes. The numbers appearing in the following table and examples have been rounded for ease of analysis. Note that, for purposes of the hypothetical total returns set forth below, the examples do not take into account the periodic interest payments and we are assuming a hypothetical maximum return of 25.00%.

Final Basket Level	Basket Return	Payment at Maturity (excludes final interest payment)	Total Return on the Notes (excluding interest payments)
200.00	100.00%	$1,250.00	25.00%
190.00	90.00%	$1,250.00	25.00%
180.00	80.00%	$1,250.00	25.00%
170.00	70.00%	$1,250.00	25.00%
165.00	65.00%	$1,250.00	25.00%
155.00	55.00%	$1,250.00	25.00%
145.00	45.00%	$1,250.00	25.00%
135.00	35.00%	$1,250.00	25.00%
130.00	30.00%	$1,250.00	25.00%
125.00	25.00%	$1,250.00	25.00%
120.00	20.00%	$1,200.00	20.00%
115.00	15.00%	$1,150.00	15.00%
110.00	10.00%	$1,100.00	10.00%
105.00	5.00%	$1,050.00	5.00%
103.00	3.00%	$1,030.00	3.00%
102.00	2.00%	$1,020.00	2.00%
100.00	0.00%	$1,000.00	0.00%
97.00	-3.00%	$970.00	-3.00%
95.00	-5.00%	$950.00	-5.00%
90.00	-10.00%	$950.00	-5.00%
80.00	-20.00%	$950.00	-5.00%
70.00	-30.00%	$950.00	-5.00%
60.00	-40.00%	$950.00	-5.00%
50.00	-50.00%	$950.00	-5.00%
40.00	-60.00%	$950.00	-5.00%
30.00	-70.00%	$950.00	-5.00%
20.00	-80.00%	$950.00	-5.00%
10.00	-90.00%	$950.00	-5.00%
0.00	-100.00%	$950.00	-5.00%

PPS–2

Hypothetical Examples of Amounts Payable at Maturity

The following examples illustrate how the total returns set forth in the table above are calculated, assuming an initial investment of $1,000.

Example 1: The basket level increases from an initial basket level of 100 to a final basket level of 105.

Step 1: Calculate the Commodity Return for each Basket Component.

Basket Component	Initial Price	Final Price	Weight	Commodity Return
Brent Crude	US$ 123.98/barrel	US$ 111.58/barrel	15.00%	-1.50%
Gasoline RBOB	US$ 3.2005/gallon	US$ 3.3605/gallon	10.00%	0.50%
Heating Oil	US$ 3.2525/gallon	US$ 3.7404/gallon	10.00%	1.50%
Copper	US$ 9781.5/tonne	US$ 9292.43/tonne	10.00%	-0.50%
Nickel	US$ 27420/tonne	US$ 28791/tonne	10.00%	0.50%
Gold	US$ 1468/troy ounce	US$ 1614.8/troy ounce	10.00%	1.00%
Corn	US cents 776/bushel	US cents 853.6/bushel	8.75%	0.88%
Cotton	US cents 204.58/pound	US cents 225.04/pound	8.75%	0.88%
Soybean	US cents 1368.5/bushel	US cents 1505.35/bushel	8.75%	0.88%
Sugar	US cents 26.04/pound	US cents 28.64/pound	8.75%	0.88%

The commodity return of each basket component is the performance of the basket component from the initial price to the final price, calculated as follows:

Final Price – Initial Price

Initial Price

Step 2: Calculate the Final Basket Level.

The final basket level is calculated as follows:

100 × [1 + (-1.50% × 15%) + (0.50% × 10%) + (1.50% × 10%) + (-0.50% × 10%) + (0.50% × 10%) + (1.00% × 10%) + (0.88% × 8.75%) + (0.88% × 8.75%) + (0.88% × 8.75%) + (0.88% × 8.75%)] = 105

Step 3: Calculate the Basket return.

The basket return reflects the performance of the basket, calculated as follows:

105 -100 100	= 5.00%

PPS–3

Step 4: Calculate the Payment at Maturity.

Because the final basket level of 105 is greater than the initial basket level of 100 and the basket return of 5% does not exceed the hypothetical maximum return of 25.00%, the investor receives a payment at maturity of $1,050 per $1,000 principal amount Note calculated as follows:

$1,000 + [$1,000 × (5.00%)] = $1,050

Therefore, the payment at maturity is $1,050 per $1,000 principal amount Note, representing a 5% return on investment over the term of the Notes.

Example 2: The basket level increases from an initial basket level of 100 to a final basket level of 170.

Step 1: Calculate the Commodity Return for each Basket Component.

Basket Component	Initial Price	Final Price	Weight	Commodity Return
Brent Crude	US$ 123.98/barrel	US$ 254.16/barrel	15.00%	15.75%
Gasoline RBOB	US$ 3.2005/gallon	US$ 5.9209/gallon	10.00%	8.50%
Heating Oil	US$ 3.2525/gallon	US$ 5.3666/gallon	10.00%	6.50%
Copper	US$ 9781.5/tonne	US$ 18095.78/tonne	10.00%	8.50%
Nickel	US$ 27420/tonne	US$ 40430.79/tonne	10.00%	4.74%
Gold	US$ 1468/troy ounce	US$ 2202/troy ounce	10.00%	5.00%
Corn	US cents 776/bushel	US cents 1241.6/bushel	8.75%	5.25%
Cotton	US cents 204.58/pound	US cents 327.33/pound	8.75%	5.25%
Soybean	US cents 1368.5/bushel	US cents 2189.6/bushel	8.75%	5.25%
Sugar	US cents 26.04/pound	US cents 41.66/pound	8.75%	5.25%

The commodity return of each basket component is the performance of the basket component from the initial price to the final price, calculated as follows:

Final Price – Initial Price

Initial Price

Step 2: Calculate the Final Basket Level.

The final basket level is calculated as follows:

100 × [1 + (15.75% × 15%) + (8.50% × 10%) + (6.50% × 10%) + (8.50% × 10%) + (4.74% × 10%) + (5.00% × 10%) + (5.25% × 8.75%) + (5.25% × 8.75%) + (5.25% × 8.75%) + (5.25% × 8.75%)] = 170

Step 3: Calculate the Basket Return.

The basket return reflects the performance of the basket, calculated as follows:

170 -100 100	= 70.00%

Step 4: Calculate the Payment at Maturity.

Because the basket return of 70.00% exceeds the hypothetical maximum return of 25.00%, the investor receives a payment at maturity of $1,250.00 per $1,000 principal amount Note, the maximum payment on the Notes.

Example 3: The basket level decreases from the initial basket level of 100 to a final basket level of 97.

Step 1: Calculate the Commodity Return for each Basket Component.

PPS–4

Basket Component	Initial Price	Final Price	Weight	Commodity Return
Brent Crude	US$ 123.98/barrel	US$ 105.38/barrel	Brent Crude	-2.25%
Gasoline RBOB	US$ 3.2005/gallon	US$ 3.0405/gallon	Gasoline RBOB	-0.50%
Heating Oil	US$ 3.2525/gallon	US$ 3.0899/gallon	Heating Oil	-0.50%
Copper	US$ 9781.5/tonne	US$ 8803.35/tonne	Copper	-1.00%
Nickel	US$ 27420/tonne	US$ 25363.5/tonne	Nickel	-0.75%
Gold	US$ 1468/troy ounce	US$ 1247.8/troy ounce	Gold	-1.50%
Corn	US cents 776/bushel	US cents 853.6/bushel	Corn	0.88%
Cotton	US cents 204.58/pound	US cents 225.04/pound	Cotton	0.88%
Soybean	US cents 1368.5/bushel	US cents 1505.35/bushel	Soybean	0.88%
Sugar	US cents 26.04/pound	US cents 28.64/pound	Sugar	0.88%

The commodity return of each basket component is the performance of the basket component from the initial price to the final price, calculated as follows:

Final Price – Initial Price

Initial Price

Step 2: Calculate the Final Basket Level.

The final basket level is calculated as follows:

100 × [1 + (-2.25% × 15%) + (-0.50% × 10%) + (-0.50% × 10%) + (-1.00% × 10%) + (-0.75% × 10%) + (-1.50% × 10%) + (0.88% × 8.75%) + (0.88% × 8.75%) + (0.88% × 8.75%) + (0.88% × 8.75%)] = 97

Step 3: Calculate the Basket Return.

The basket return reflects the performance of the basket, calculated as follows:

97.00 - 100.00 100.00	= -3.00%

Step 4: Calculate the Payment at Maturity.

Because the Basket Return of –3.00% is less than 0% but greater than –5%, the investor will receive a payment at maturity per $1,000 principal amount Note calculated as follows:

$1,000 + [$1,000 × Basket Return] = $1,000 + [$1,000 × –3.00%] = $970.00

Therefore, the payment at maturity is $970.00 per $1,000 principal amount Note, representing a 3.00% loss on investment over the term of the Notes.

Example 4: The basket level decreases from the initial basket level of 100 to a final basket level of 70.

Step 1: Calculate the Commodity Return for each Basket Component.

Basket Component	Initial Price	Final Price	Weight	Commodity Return
Brent Crude	US$ 123.98/barrel	US$ 80.59/barrel	15.00%	-5.25%
Gasoline RBOB	US$ 3.2005/gallon	US$ 1.7603/gallon	10.00%	-4.50%
Heating Oil	US$ 3.2525/gallon	US$ 2.4394/gallon	10.00%	-2.50%
Copper	US$ 9781.5/tonne	US$ 3912.6/tonne	10.00%	-6.00%
Nickel	US$ 27420/tonne	US$ 16452/tonne	10.00%	-4.00%
Gold	US$ 1468/troy ounce	US$ 1101.73/troy ounce	10.00%	-2.50%
Corn	US cents 776/bushel	US cents 659.6/bushel	8.75%	-1.31%
Cotton	US cents 204.58/pound	US cents 173.89/pound	8.75%	-1.31%
Soybean	US cents 1368.5/bushel	US cents 1163.23/bushel	8.75%	-1.31%
Sugar	US cents 26.04/pound	US cents 22.13/pound	8.75%	-1.31%

PPS–5

The commodity return of each basket component is the performance of the basket component from the initial price to the final price, calculated as follows:

Final Price – Initial Price

Initial Price

Step 2: Calculate the Final Basket Level.

The final basket level is calculated as follows:

100 × [1 + (-5.25% × 15%) + (-4.50% × 10%) + (-2.50% × 10%) + (-6.00% × 10%) + (-4.00% × 10%) + (-2.50% × 10%) + (-1.31% × 8.75%) + (-1.31% × 8.75%) + (-1.31% × 8.75%) + (-1.31% × 8.75%)] = 70

Step 3: Calculate the Basket Return.

The basket return reflects the performance of the basket, calculated as follows:

70 -100 100	= -30.00%

Step 4: Calculate the Payment at Maturity.

Because the Basket Return of –30.00% is less than –5.00%, the investor will receive a payment at maturity per $1,000 principal amount Note of $950.00, representing a 5.00% loss on investment over the term of the Notes.

Selected Purchase Considerations

•

Market Disruption Events and Adjustments—The basket final valuation date, the maturity date, the payment at maturity and the settlement price of the basket components on the basket final valuation date are subject to adjustment as described in the following sections of the prospectus supplement:

•

For a description of what constitutes a market disruption event as well as the consequences of that market disruption event with respect to the basket components, see “Reference Assets—Commodities—Market Disruption Events Relating to Securities with a Commodity as the Reference Asset”, and “Reference Assets—Baskets—Market Disruption Events for Securities with the Reference Asset Comprised of a Basket of Multiple Indices, Equity Securities, Foreign Currencies, Interest Prices, Commodities, Any Other Assets or Any Combination Thereof”; and

•

For a description of further adjustments that may affect one or more of the basket components, see “Reference Assets—Commodities—Discontinuation of Trading; Alteration of Method of Calculation”, and “Reference Assets—Baskets—Adjustments Relating to Securities with the Reference Asset Comprised of a Basket”.

•

Appreciation Potential—The Notes provide the opportunity to access returns, up to the maximum return on the Notes of 25%, or $1,250.00 for every $1,000 principal amount Note. The actual maximum return on the Notes will be set on the basket initial valuation date and will not be less than 25.00%. Because the Notes are our senior unsecured obligations, payment of any amount at maturity (including the final interest payment) is subject to our ability to pay our obligations as they become due and is not guaranteed by any third party.

•

Preservation of Capital at Maturity—You will receive at least 95% of the principal amount of your Notes if you hold your Notes to maturity, regardless of the performance of the reference asset. Because the Notes are our senior unsecured obligations, payment of any amount at maturity (including the final interest payment) is subject to our ability to pay our obligations as they become due and is not guaranteed by any third party. For a description of risks with respect to the ability of Barclays Bank PLC to satisfy its obligations as they come due, see “Selected Risk Considerations—Credit of Issuer” in this preliminary pricing supplement.

•

Certain U.S. Federal Income Tax Considerations—Some of the tax consequences of your investment in the Notes are summarized below. The discussion below supplements the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement. As described in the prospectus supplement, this section applies to you only if you are a U.S. holder (as defined in the accompanying prospectus supplement) and you hold your Notes as capital assets for tax purposes and does not apply to you if you are a member of a class of holders subject to special rules or are otherwise excluded from the discussion in the prospectus supplement. In addition, this discussion applies to you only if you are an initial purchaser of the Notes; if you are a secondary purchaser of the Notes, the tax consequences to you may be different.

PPS–6

The following section is the opinion of our special tax counsel, Sullivan & Cromwell LLP, and it assumes that the description of the terms of the Notes in this preliminary pricing supplement is materially correct. The Notes will be treated as debt instruments subject to special rules governing contingent payment debt instruments for United States federal income tax purposes. Under these rules, if you are a U.S. individual or taxable entity, you generally will be required to accrue interest on a current basis in respect of the Notes over their term based on the comparable yield for the Notes and pay tax accordingly, even though these amounts will exceed the annual 0.5% interest payments that are made on the Notes. However, you will not have to include the annual interest payments as income in addition to accruing interest based on the comparable yield for the Notes. This comparable yield is determined solely to calculate the amount on which you will be taxed prior to maturity and is neither a prediction nor a guarantee of what the actual yield will be. In addition, any gain you may recognize on the sale or maturity of the Notes would be taxed as ordinary interest income and any loss you may realize on the sale or maturity of the Notes would generally be ordinary loss to the extent of the interest you previously included as income in respect of the Notes and thereafter would be capital loss. If you are a noncorporate holder, you would generally be able to use such ordinary loss to offset your income only in the taxable year in which you recognize the ordinary loss and would generally not be able to carry such ordinary loss forward or back to offset income in other taxable years.

If you purchase your Notes for an amount that differs from the principal amount of the Notes, you may be subject to special tax rules as described in “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Contingent Payment Debt Instruments” in the accompanying prospectus supplement (in particular, the rules that apply when a U.S. holder purchases a contingent payment debt instrument for an amount that differs from the adjusted issue price of that contingent payment debt instrument at the time of the purchase). These rules are complex and therefore individuals are urged to consult their tax advisors regarding these rules.

For a further discussion of the tax treatment of your Notes, including information regarding obtaining the comparable yield for your Notes and the tax consequences to secondary purchasers of the Notes, please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Contingent Payment Debt Instruments” in the accompanying prospectus supplement.

Recently Enacted Legislation. Under recently enacted legislation, individuals that own “specified foreign financial assets” with an aggregate value in excess of $50,000 will generally be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions (such as your Notes), as well as any of the following, but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties and (iii) interests in foreign entities. Individuals are urged to consult their tax advisors regarding the application of this legislation to their ownership of the Notes.

Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the basket components. These risks are explained in more detail in the “Risk Factors” section of the prospectus supplement, including the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Securities”;

•	“Risk Factors—Additional Risks Relating to Securities Based on a Basket Comprised of More Than One Reference Asset”;

•	“Risk Factors—Additional Risks Relating to Securities Which Pay No Interest”; and

•

“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Commodities, an Index Containing Commodities, Shares or Other Interests in an Exchange-Traded Fund Invested in Commodities or Based in Part on Commodities.”

In addition to the risks described above, you should consider the following:

•

Your Investment in the Notes May Result in a Loss—The Notes are only 95% principal protected, subject to the creditworthiness of Barclays Bank PLC. The return on the Notes at maturity is linked to the performance of the basket components and will depend on whether, and the extent to which, the Basket Return is positive or negative.

Any payment on the Notes, including any principal protection feature, is subject to the creditworthiness of the Issuer and is not guaranteed by any third party. For a description of risks with respect to the ability of Barclays Bank PLC to satisfy its obligations as they come due, see “Credit of Issuer” in this preliminary pricing supplement.

•

Your Maximum Gain on the Notes Is Limited to the Maximum Return and the Interest Payment—If the final basket level is greater than the initial basket level, for each $1,000 principal amount Note, you will receive at maturity $1,000 plus the final interest payment plus an additional amount that will not exceed a predetermined percentage of the principal amount, regardless of the appreciation of the basket, which may be significant. We refer to this percentage as the maximum return, which will be set on the basket initial valuation date and will not be less than 25.00%.

PPS–7

•

Credit of Issuer—The Notes are senior unsecured debt obligations of the issuer, Barclays Bank PLC and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Notes depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due and is not guaranteed by any third party. In the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes.

•

Owning the Notes is not the Same as Owning the Commodities Underlying the Basket, Futures Contracts for Such Commodities or Certain Other Commodity Related Contracts Directly—The return on your Notes will not reflect the return you would realize if you actually purchased the commodities underlying the basket, futures contracts for such commodities or exchange-traded or over-the-counter instruments based on these commodities. You will not have any rights that holders of such assets or instruments have.

•

Changes in the Settlement Prices of the Basket Components May Offset Each Other—Movements in the basket components may not correlate with each other. At a time when the settlement price of one or more of the basket component increases, the settlement price of other basket components may not increase as much or may even decline. Therefore, in calculating the basket return on the basket final valuation date, increases in the settlement price of one or more basket components may be moderated, or more than offset, by lesser increases or declines in the settlement price of other basket components. This effect is further amplified by the differing weights of the basket components. The more heavily weighted basket components will have a larger impact on the basket return than the basket components with lesser weightings.

•

The Payment at Maturity on Your Notes is Not Based on the Level of the Basket at Any Time Other than the Basket Final Valuation Date—The final basket level and the basket return will be based solely on the level of the basket and the basket components on the basket final valuation date (subject to adjustments as described in the prospectus supplement). Therefore, if the level of the basket dropped precipitously on the basket final valuation date, the payment at maturity, if any, that you will receive for your Notes may be significantly less than it would otherwise have been had the payment at maturity been linked to the level of the basket prior to such drop. Although the level of the basket and the basket components on the maturity date or at other times during the life of your Notes may be higher than the final basket level on the basket final valuation date, you will not benefit from any such increases in the level of the basket or any basket components other than those increases, if any, represented by the final basket level on the basket final valuation date.

•

Certain Built-In Costs Are Likely to Adversely Affect the Value of the Notes Prior to Maturity—While the payment at maturity described in this preliminary pricing supplement is based on the full principal amount of your Notes, the original issue price of the Notes includes the agent’s commission and the cost of hedging our obligations under the Notes through one or more of our affiliates. As a result, the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC will be willing to purchase Notes from you in secondary market transactions will likely be lower than the original issue price, and any sale prior to the maturity date could result in a substantial loss to you. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.

•

Lack of Liquidity—The Notes will not be listed on any securities exchange. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to offer to purchase the Notes in the secondary market but are not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Notes easily. Because other dealers are not likely to make a secondary market for the Notes, the price at which you may be able to trade your Notes is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the Notes.

•

Potential Conflicts—We and our affiliates play a variety of roles in connection with the issuance of the Notes, including acting as calculation agent and hedging our obligations under the Notes. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Notes. In addition, Barclays Capital, the investment banking division of the Issuer, is a member of the London Gold Market Fixing Ltd., which determines the settlement price of Gold that is used for the initial price of Gold on the initial valuation date and the final price of Gold on the final valuation date. Actions by the London Gold Market Fixing Ltd. may have an adverse effect on the price of Gold and therefore on the market value of the Notes. No member of the London Gold Market Fixing Ltd., including Barclays Capital – the investment banking division of the Issuer, will have any obligations with respect to the amounts to be paid to you on the maturity date, or to consider your interests as an owner of Notes when it takes any actions that might affect the market value of the Notes. Although Barclays Capital is a member of the London Gold Market Fixing Ltd., the Issuer has no ability to control or predict the actions of the London Gold Market Fixing Ltd. These actions could include errors in information disclosed by the London Gold Market Fixing Ltd. or any discontinuance by them of that disclosure, the imposition of a license, consent or license fee to reference a fixing price determined by the London Gold Market Fixing Ltd. and discontinuance of any such license or consent. However, we may currently, or in the future, engage in business with the London Gold Market Fixing Ltd. and any member of the London Gold Market Fixing Ltd. Neither we, nor any of our affiliates, including Barclays Capital or any other member of the London Gold Market Fixing Ltd., assume any responsibility for the adequacy or accuracy of any publicly available information about Gold, whether the information is contained herein or otherwise. You should make your own investigation into Gold and the London Gold Market Fixing Ltd.

PPS–8

•

Many Economic and Market Factors Will Impact the Value of the Notes—In addition to the prices of the basket components on any day, the value of the Notes will be affected by a number of economic and market factors that may either offset or magnify each other, including:

•

the expected volatility of the price of the physical commodities underlying the basket components, and of the prices of exchange-traded futures contracts for the purchase or delivery of such commodities;

•	the time to maturity of the Notes;

•	interest and yield rates in the market generally;

•	a variety of economic, financial, political, regulatory or judicial events;

•	global supply and demand for the physical commodities underlying the basket components, and supply and demand for exchange-traded futures contracts for the purchase or delivery of such commodities;

•	supply and demand for the Notes; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

•

Prices of Commodities and Commodity Futures Contracts are Highly Volatile and May Change Unpredictably—Commodities prices are highly volatile and, in many sectors, experienced in the months following September 2008 unprecedented historical volatility. Commodity prices are affected by numerous factors including: changes in supply and demand relationships (whether actual, perceived, anticipated, unanticipated or unrealized); weather; agriculture; trade; fiscal, monetary and exchange control programs; domestic and foreign political and economic events and policies; disease; pestilence; technological developments; changes in interest rates, whether through governmental action or market movements; and monetary and other governmental policies, action and inaction. Those events tend to affect prices worldwide, regardless of the location of the event. Market expectations about these events and speculative activity also cause prices to fluctuate. These factors may adversely affect the performance of the basket components and, as a result, the market value of the Notes, and the amount you will receive at maturity.

Moreover, the prices of many of the commodities, particularly energy and agricultural commodities, reached historically high levels in 2009. Since reaching such highs, prices have fallen precipitously, to approximately 25% of their historic highs, in some case, and prices have experienced unprecedented volatility since that time. There is no assurance that prices will again reach their historically high levels or that volatility will subside. It is possible that lower prices, or increased volatility, will adversely affect the performance of basket components and, as a result, the market value of the Notes.

•

Suspension or Disruptions of Market Trading in Commodities and Related Futures May Adversely Affect the Value of the Notes—The commodity futures markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in some futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price”. Once the limit price has been reached in a particular contract, no trades may be made at a price beyond the limit, or trading may be limited for a set period of time. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at potentially disadvantageous times or prices. These circumstances could adversely affect the prices of the basket components, therefore, the value of the Notes.

•

Changes in Law or Regulation Relating to Commodities Futures Contracts May Adversely Affect the Level of the Basket, and Therefore the Value of the Notes—The commodity futures contracts that underlie the basket are subject to legal and regulatory regimes that are in the process of changing in the United States and, in some cases, in other countries. For example, the United States Congress recently enacted legislation that is, among other things, intended to limit speculation and increase transparency in the commodity markets and regulate the over-the-counter derivatives markets. The legislation requires the Commodity Futures Trading Commission (the “CFTC”) to adopt rules on a variety of issues and many provisions of the legislation will not become effective until such rules are adopted. Among other things, the legislation requires that most over-the-counter transactions be executed on organized exchanges or facilities and be cleared through regulated clearing houses, and requires registration of, and imposes regulations on, swap dealers and major swap participants. The legislation also requires the CFTC to adopt rules with respect to the establishment of limits on futures positions that are not entered into or maintained for “bona fide” hedging purposes, as defined in the legislation. The legislation also requires the CFTC to apply its position limits across the futures positions held by a market participant on any exchange or trading facility, together with its positions in swaps that are “significant price discovery contracts” or “economically equivalent to exchange-traded futures”. The enactment of the legislation, and the CFTC’s adoption of rules on position limits, which have been proposed but not yet adopted, could limit the extent to which entities can enter into transactions in exchange-traded futures contracts as well as related swaps and could make participation in the markets more burdensome and expensive. Any such limitations could restrict or prevent our ability to hedge our obligations under the Notes. If they are imposed, those restrictions on effecting transactions in the futures markets could substantially reduce liquidity in the commodity futures contracts that underlie the basket, which could adversely affect the prices of such contracts and, in turn, the market value of the Notes and the amounts payable on the Notes at maturity. In addition, other parts of the legislation, by increasing regulation of, and imposing additional costs on, swap transactions, could reduce trading in the swap market and therefore in the futures markets, which would further restrict liquidity and adversely affect prices.

PPS–9

•

Changes in Supply and Demand in the Market for the Futures Contracts Comprising the Basket May Adversely Affect the Value of the Notes—Certain of the basket components are linked to the performance of futures contracts on the applicable underlying physical commodities. Futures contracts are legally binding agreements for the buying or selling of a certain commodity at a fixed price for physical settlement on a future date. Commodity futures contract prices are subject to similar types of pricing volatility patterns as may affect the specific commodities underlying the futures contracts, as well as additional trading volatility factors that may impact futures markets generally. Moreover, changes in the supply and demand for commodities, and futures contracts for the purchase and delivery of particular commodities, may lead to differentiated pricing patterns in the market for futures contracts over time. For example, a futures contract scheduled to expire in the first nearby month may experience more severe pricing pressure or greater price volatility than the corresponding futures contract scheduled to expire in the second nearby month, or vice-versa. Under such circumstances, and depending on when the specified valuation date occurs, the settlement price of the basket component may be determined by reference to the futures contract expiring in a less favorable month for pricing purposes. As a result, the value of the Notes may be less than would otherwise be the case if the settlement price of the basket component had been determined by reference to the corresponding futures contract scheduled to expire in a more favorable month for pricing purposes.

•

Certain Basket Components Provide Exposure to Futures Contracts and Not Direct Exposure to Physical Commodities—With the exception of Nickel, Copper and Gold, where the settlement prices of such basket components reflect the spot prices of the relevant underlying commodities, the Notes will reflect a return on based on the performance of the relevant futures contract of the underlying commodity comprising the basket and do not provide exposure to spot prices. The price of a commodity futures contract reflects the expected value of the commodity upon delivery in the future, whereas the spot price of a commodity reflects the immediate delivery value of the commodity. A variety of factors can lead to a disparity between the expected future price of a commodity and the spot price at a given point in time, such as the cost of storing the commodity for the term of the futures contract, interest charges incurred to finance the purchase of the commodity and expectations concerning supply and demand for the commodity. The price movement of a futures contract is typically correlated with the movements of the spot price of the reference commodity, but the correlation is generally imperfect and price moves in the spot market may not be reflected in the futures market (and vice versa). Accordingly, the Notes may underperform a similar investment that reflects the return on the physical commodity.

•

The Notes May Be Subject to Certain Risks Specific to Agricultural Commodities—Soybeans, Cotton, Sugar and Corn are agricultural commodities. Consequently, in addition to factors affecting commodities generally that are described above and in the prospectus supplement, the Notes may be affected by a number of additional factors specific to agricultural commodities that might cause price volatility. These may include, among others:

•	weather conditions, including floods, drought and freezing conditions;

•	changes in government policies;

•	changes in global demand for food;

•	changes in ethanol or bio-diesel demand;

•	planting decisions; and

•	changes in demand for agricultural products, and in particular Soybeans, Wheat, Sugar and Corn, both with end users and as inputs into various industries.

These factors interrelate in complex ways, and the effect of one factor on the price of the basket components, and the market value of the Notes linked to the basket components, may offset or enhance the effect of another factor.

•

The Notes May Be Subject to Certain Risks Specific to Industrial Metals—Copper and Nickel are industrial metals. Consequently, in addition to factors affecting commodities generally that are described above and in the prospectus supplement, a number of additional factors specific to industrial metals might cause price volatility. These may include, among others:

•	changes in the level of industrial activity using industrial metals, and in particular copper, including the availability of substitutes such as man-made or synthetic substitutes;

•	disruptions in the supply chain, from mining to storage to smelting or refining;

•	adjustments to inventory;

•	variations in production costs, including storage, labor and energy costs;

•	costs associated with regulatory compliance, including environmental regulations; and

•	changes in industrial, government and consumer demand, both in individual consuming nations and internationally.

These factors interrelate in complex ways, and the effect of one factor on the price of the basket components, and the market value of the Notes linked to the basket components, may offset or enhance the effect of another factor.

PPS–10

•

The Notes May Be Subject to Certain Risks Specific to Energy-Related Commodities—Brent Crude, Gasoline RBOB, and Heating Oil are energy-related commodities. Consequently, in addition to factors affecting commodities generally that are described above and in the prospectus supplement, the Notes may be subject to a number of additional factors specific to energy-related commodities that might cause price volatility. These may include, among others:

•	changes in the level of industrial and commercial activity with high levels of energy demand;

•	disruptions in the supply chain or in the production or supply of other energy sources;

•	price changes in alternative sources of energy;

•	adjustments to inventory;

•	variations in production and shipping costs;

•	costs associated with regulatory compliance, including environmental regulations; and

•	changes in industrial, government and consumer demand, both in individual consuming nations and internationally.

These factors interrelate in complex ways, and the effect of one factor on the price of the basket components, and the market value of the Notes linked to the basket components, may offset or enhance the effect of another factor.

•

The Notes May Be Subject to Certain Risks Specific to Gold—Gold is a precious metal. Consequently, in addition to factors affecting commodities generally that are described above and in the prospectus supplement, a number of additional factors specific to precious metals, and in particular Gold, might cause price volatility. These may include, among others:

•	disruptions in the supply chain, from mining to storage to smelting or refining;

•	adjustments to inventory;

•	variations in production costs, including storage, labor and energy costs;

•	costs associated with regulatory compliance, including environmental regulations;

•	changes in industrial, government and consumer demand, both in individual consuming nations and internationally;

•	precious metal leasing rates;

•	currency exchange rates;

•	level of economic growth and inflation; and

•

degree to which consumers, governments, corporate and financial institutions hold physical gold as a safe haven asset (hoarding) which may be caused by a banking crisis/recovery, a rapid change in the value of other assets (both financial and physical) or changes in the level of geopolitical tension.

These factors interrelate in complex ways, and the effect of one factor on the price of the basket components, and the market value of the Notes linked to the basket components, may offset or enhance the effect of another factor.

Description of the Reference Asset

The official U.S. dollar cash buyer settlement price (the “settlement price”) that will be used for the initial price (on the basket initial valuation date) and the final price (on the basket final valuation date) of Gasoline RBOB, Heating Oil, Nickel and Copper will be determined as described in “Reference Assets—Commodities—Settlement Price” in the prospectus supplement. The official U.S. dollar cash buyer settlement price (the “settlement price”) that will be used for the initial price (on the basket initial valuation date) and the final price (on the basket final valuation date) of Brent Crude, Gold, Corn, Soybeans, Sugar and Cotton will be determined as set forth below:

•

The official U.S. dollar cash buyer settlement price that will be used for the initial price of Gold on the basket initial valuation date and the final price of Gold on the basket final valuation date will be determined as described below:

Where the reference asset is Gold, the afternoon Gold fixing price per troy ounce of Gold for delivery in London through a member of the London Bullion Market Association authorized to effect such delivery, stated in U.S. dollars, as calculated by the London Gold Market Fixing Ltd. and displayed on Reuters Screen page “GOFO” that displays prices effective on the basket initial valuation date and the basket final valuation date. The members of The London Gold Market Fixing Ltd. consist of Barclays Capital, The Bank of Nova Scotia—Scotia Mocatta, Deutsche Bank AG London, Societe Generale Corporate & Investment Banking, and HSBC. The fix is carried out twice a day, at 10:30 a.m. and 3:00 p.m. London local time via telephone by the 5 members, and the applicable settlement price will be based on the 3:00 p.m. fix. For reference purposes only, the settlement price of Gold on the basket initial valuation date and the basket final valuation date, may be seen on GOLDLNPM on Bloomberg; provided, however, if there is any discrepancy between the prices specified published on Bloomberg and the prices determined by the calculation agent, the prices determined by the calculation agent shall prevail.

•

Where the commodity is Brent Crude, the settlement price that will be used for the initial price of Brent Crude on the basket initial valuation date and the final price of Brent Crude on the basket final valuation date will be the official settlement price per barrel of Brent Blend Crude Oil on the IntercontinentalExchange (“ICE”) of the futures contract in respect of the first nearby month, stated in U.S. Dollars, as made public by ICE.

PPS–11

•

The official U.S. dollar cash buyer settlement price that will be used for the initial price of Corn on the basket initial valuation date and the final price of Corn on the basket final valuation date will be the official settlement price per bushel of deliverable grade corn on the Chicago Board of Trade (“CBOT”) of the futures contract in respect of either (a) the first nearby month or (b) if the basket valuation date falls after the earlier of (i) the expiration date for the relevant CBOT-traded option with respect to such futures contract or (ii) the last trading day of the futures contract, the second nearby month, stated in U.S. cents, as made public by CBOT.*

•

The official U.S. dollar cash buyer settlement price that will be used for the initial price of Soybeans on the basket initial valuation date and the final price of Soybeans on the basket final valuation date will be the official settlement price per bushel of deliverable grade soybeans on the CBOT of the futures contract in respect of either (a) the first nearby month or (b) if the basket valuation date falls after the earlier of (i) the expiration date for the relevant CBOT-traded option with respect to such futures contract or (ii) the last trading day of the futures contract, the second nearby month, stated in U.S. cents, as made public by CBOT.*

•

The official U.S. dollar cash buyer settlement price that will be used for the initial price of Sugar on the basket initial valuation date and the final price of Sugar on the basket final valuation date will be the official settlement price per pound of deliverable grade cane sugar on the New York Board of Trade (“NYBOT”) of the futures contract in respect of either (a) the first nearby month or (b) if the basket valuation date falls after the earlier of (i) the expiration date for the relevant NYBOT-traded option with respect to such futures contract or (ii) the last trading day of the futures contract, the second nearby month, stated in U.S. cents, as made public by NYBOT.*

•

The official U.S. dollar cash buyer settlement price that will be used for the initial price of Cotton on the basket initial valuation date and the final price of Cotton on the basket final valuation date will be official settlement price per pound of deliverable grade cotton No.2 on the NYBOT of the futures contract in respect of either (a) the first nearby month or (b) if the basket final valuation date falls after the earlier of (i) the expiration date for the relevant CBOT-traded option with respect to such futures contract or (ii) the last trading day of the futures contract, the second nearby month, stated in U.S. cents, as made public by NYBOT.*

*	Futures Contracts and Options. Each CBOT-traded corn or soybean futures contract trades on the CBOT in tandem with an option contract on the relevant futures contract. As traded on the CBOT, a corn or soybean futures option contract is a legally binding agreement for the buying or selling of the right to purchase one corn or soybean futures contract (of a specified month), respectively. Each NYBOT-traded sugar or cotton futures contract trades on the NYBOT in tandem with an option contract on the relevant futures contract. As traded on the NYBOT, a sugar or cotton futures option contract is a legally binding agreement for the buying or selling of the right to purchase one sugar or cotton futures contract (of a specified month), respectively. The final date on which the buyer’s option to purchase the relevant futures contract may be exercised is known as the “expiration date”, and usually falls during the month preceding the delivery month for the relevant underlying futures contract.

Historical Information

The following graphs set forth the historical performance of the basket components based on the daily settlement prices from January 11, 2002 through April 11, 2011. The settlement prices on April 11, 2011 were US$ 123.98/barrel with respect to Brent Crude, US$ 3.2005/gallon with respect to Gasoline RBOB, US$ 3.2525/gallon with respect to Heating Oil, US$ 9781.5/tonne with respect to Copper, US$ 27420/tonne with respect to Nickel, US$ 1468/troy ounce with respect to Gold, US cents 776/bushel with respect to Corn, US cents 204.58/pound with respect to Cotton, US cents 1368.5/bushel with respect to Soybeans and US cents 26.04/pound with respect to Sugar.

We obtained the settlement prices of the basket components, as applicable, below from Bloomberg, L.P. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg, L.P. The historical levels of the basket components should not be taken as an indication of future performance, and no assurance can be given as to the settlement prices of the basket components on the basket final valuation date. We cannot give you assurance that the performance of the basket components will result in any return in a return of any of your initial investment.

PPS–12

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

PPS–13

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

PPS–14

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

PPS–15

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

PPS–16

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

SUPPLEMENTAL PLAN OF DISTRIBUTION

We will agree to sell to Barclays Capital Inc. (the “Agent”), and the Agent will agree to purchase from us, the principal amount of the Notes, and at the price, specified on the cover of the related pricing supplement, the document that will be filed pursuant to Rule 424(b) containing the final pricing terms of the Notes. The Agent will commit to take and pay for all of the Notes, if any are taken.

PPS–17